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                                               EXHIBIT 3.2

                             CAPITAL AUTOMOTIVE REIT

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I

                                      NAME

     Section 1.1    Name.     The name of the Trust is CAPITAL AUTOMOTIVE REIT.

     Section 1.2 State of Formation. The Trust has been formed under the laws of the State of Maryland.

                                   ARTICLE II

                        REGISTERED AND PRINCIPAL OFFICES

     Section 2.1    Registered Office.   The registered office of the Trust in
the State of Maryland shall be at WC&P Agent Corporation, whose address is 100 Light Street, Baltimore, Maryland 21202.

     Section 2.2 Offices. The principal office of the Trust and any other offices of the Trust shall be located at such places, within and without the State of Maryland, as the Board of Trustees may from time to time determine or as the business of the Trust may require.

                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

     Section 3.1 Place of Meetings. All meetings of the holders ("shareholders") of shares of beneficial interest ("shares") of the Trust shall be held at such place or places, within or without the State of Maryland, as shall be determined by the Board of Trustees from time to time.

     Section 3.2 Annual Meetings. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held during the month of May of each year, after the delivery of the annual report, referred to in Section 3.15 of this Article III, at a convenient location and on proper notice, on a date and at the time set by the Trustees. Failure to hold an annual meeting does not invalidate the Trust's existence or affect any otherwise valid acts of the Trust.

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     Section 3.3    Special Meetings.  Subject to the provisions of the
Declaration of Trust of the Trust, as amended, restated or supplemented from time to time (the "Declaration" or "Declaration of Trust"), special in lieu of annual meetings or special meetings of the shareholders may be called at any time by the Chairman of the Board, Chief Executive Officer, President or a majority of members of the Board of Trustees and shall be called upon the request in writing of holders of 50% or more of the outstanding shares entitled to vote. Special meetings of the shareholders shall be held on a date fixed by the Secretary of the Trust which shall be not more than ninety (90) days after the date of the call, or after receipt of the request. If the Secretary shall neglect or refuse to fix the date or to give notice as required by Section 3.4, below, the person or persons making the request may do so.

     Section 3.4 Notice of Meetings. Written notice of every meeting of shareholders, stating the time and place thereof, shall be given as herein provided by, or at the direction of, the person authorized to call the meeting, to each shareholder of record entitled to vote at the meeting, not less than ten
(10) nor more than ninety (90) days prior to the day named for the meeting, unless a greater period of notice is required by statute in a particular case. In the case of a special meeting of shareholders, the notice shall also set forth the purpose of the meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at any adjourned meeting, other than by announcement at the meeting at which such adjournment is taken. Except as set forth in Section 4.4, below, business to be conducted at any annual, special in lieu of annual or special meeting of shareholders may be proposed only by the Board of Trustees or by a shareholder who is entitled to vote at the meeting and who has filed his proposed item of business with the Secretary of the Trust within the time limits set forth in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or, if the Trust is not subject to the requirements of the Exchange Act, forty-five (45) days prior to the meeting. Only the business specified in the notice of meeting may be brought before the meeting.

     Section 3.5    Quorum.   At any meeting of shareholders, the presence in
person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 3.6    Voting.   A plurality of all the votes cast at a meeting of
shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly

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called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein or by statute or by the Declaration. Unless otherwise provided in the Declaration, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Section 3.7 Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

     Section 3.8 Voting by Proxy. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and delivered to the Secretary at the meeting. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

     Section 3.9 Unpaid Shares. No share upon which any installment is due the Trust and unpaid shall be voted at any meeting.

     Section 3.10   Voting List.    The officer or agent having charge of the
transfer books shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, setting forth the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Trust, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof (kept at the office of the transfer agent for the Trust) shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of shareholders.

     Section 3.11 Action by Consent. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

     Section 3.12. Cumulative Voting. Unless the Declaration expressly provides for cumulative voting, in all elections for Trustees, every shareholder entitled to vote shall have the right, in person or by proxy, to cast one vote per share; there shall be no cumulative voting.

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     Section 3.13.  Voting of Shares by Certain Holders.  Shares of the Trust
registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

          The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

     Section 3.14 Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

          Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     Section 3.15   Reports to Shareholders.

          (a) Not later than 90 days after the close of each fiscal year of the Trust, the Trustees shall deliver or cause to be delivered a financial report of the business and operations of the Trust during such fiscal year to the shareholders, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant based on the accountant's full examination of the books and records of the real estate investment trust in accordance with generally accepted auditing procedure, and such

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further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. A signed copy of the annual report and the accountant's certificate shall be placed on file at the principal office of the Trust and filed by the Trustees with such governmental agencies, if any, as may be required by law and as the Trustees may deem appropriate.

          (b) Not later than 45 days after the end of each of the first three quarterly periods of each fiscal year, the Trustees shall deliver or cause to be delivered an interim financial report to the shareholders containing unaudited financial statements for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject.

                                   ARTICLE IV

                           TRUSTEES AND BOARD MEETINGS

     Section 4.1 Management by Board of Trustees. The business, property and affairs of the Trust shall be managed by its Board of Trustees. The Board of Trustees may exercise all such powers of the Trust and do all such lawful acts and things as are not by statute or by the Declaration or by these Bylaws directed or required to be exercised or done by the shareholders. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Unless otherwise agreed between the Trust and the Trustee, each individual Trustee, may engage in other business activities of the type conducted by the Trust. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

     Section 4.2 Annual and Regular Meetings. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this By-law being necessary. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.

     Section 4.3 Special Meetings. Special meetings of the Trustees may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

     Section 4.4    Notice.   Notice of any special meeting shall be given by
written notice delivered personally, telegraphed or mailed to each Trustee at his business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Telephone notice shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice

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shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

     Section 4.5    Quorum.   Except as provided in subsection (b) of Section
4.6, a majority of the entire Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

          The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

     Section 4.6    Voting.   The action of the majority of the Trustees present
at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by the Declaration, these Bylaws or applicable statute.

     Section 4.7 Telephone Meetings. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 4.8 Informal Action by Trustees. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Trustees.

     Section 4.9    Vacancies.      If due to an increase in the size of the
Board of Trustees, death, resignation or for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than two Trustees remain). If the office of any Trustee shall become vacant by reason of death, resignation, disqualification or other cause, such vacancy or vacancies, including vacancies resulting from an increase in the number of Trustees, shall be filled by a majority of the remaining members of the Board, though less than a quorum. Each person so elected by the Board of Trustees to fill a vacancy shall be a Trustee until his or her successor is elected by the

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shareholders who may make such election at the next annual meeting of shareholders, or at any earlier special meeting of the shareholders duly called for that purpose, and until such successor shall qualify.

     Section 4.10 Compensation. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive cash compensation or shares of beneficial interest of the Trust for any service or activity they performed or engaged in as Trustees. By resolution of the Trustees, Trustees may receive a fee for and may be reimbursed for expenses in connection with attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

     Section 4.11 Removal of Trustees. The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration.

     Section 4.12 Loss of Deposits. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

     Section 4.13   Surety Bonds.   Unless required by law, no Trustee shall be
obligated to give any bond or surety or other security for the performance of any of his duties.

     Section 4.14 Number, Tenure and Qualifications. The number of Trustees of the Trust shall not be less than three (3) nor more than fifteen (15), as determined from time to time by the Board of Trustees, except that the number of Trustees may be equal to the number of shareholders of the Company, if the number of shareholders is less than three. Trustees need not be shareholders of the Trust. The number of members of the Board of Trustees may be increased or decreased by the vote of a majority of the whole Board of Trustees.

                                    ARTICLE V

                                   COMMITTEES

     Section 5.1 General. The Board of Trustees may, by resolution passed by a majority of the whole Board of Trustees, designate one or more committees, each such committee to consist of one or more of the Trustees of the Trust. The Board of Trustees may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Trustees shall have and may exercise all the powers and authority of the Board of Trustees in the management of the business and affairs of the Trust, and may authorize the seal of the Trust to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Declaration (except that a

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committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Trustees, fix the price of any such shares, or otherwise establish the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution or assets of the Trust or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of any series of shares or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Trust's property and assets, recommending to the shareholders a dissolution of the Trust or a revocation of a dissolution, or amending the Bylaws of the Trust; and, unless the resolution or the Declaration expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of shares or to adopt a certificate of ownership and merger.

     Section 5.2    Committees.     The committees designated by the Trust may
include the following committees, the specific authority and members of which shall be as designated herein or by resolution of the Board of Trustees.

          (a) An Audit Committee, which shall make recommendations concerning the engagement of independent public accounts, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accounts, review the independence of the independent public accounts, consider the range of audit and non-audit fees and review the adequacy of the Trust's initial accounting controls.

          (b) An Executive Committee, which shall have certain authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Trustees, the execution of certain contracts and agreements, including those related to the borrowing of money by the Trust or on behalf of the Trust as general partner of any partnership, to authorize such partnership to take such actions.

          (c) An Executive Compensation Committee, which shall determine compensation for the Trust's executive officers and administer any share incentive plans adopted by the Trust.

     Section 5.3. Records of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Trustees when required. The presence of a majority of the total membership of any committee shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action at such meeting.

                                   ARTICLE VI

                                    OFFICERS

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     Section 6.1    General Provisions.  The officers of the Trust may consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents or Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries. In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In their discretion, the Trustees may leave unfilled any office except that of President and Secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

     Section 6.2 Removal and Resignation. Except as otherwise provided in an employment contract or other agreement governing terms of employment to which the Company and the officer are a party, in which case the terms therein shall govern, any officer or agent of the Trust may be removed by the Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

     Section 6.3 Vacancies. A vacancy in any office may be filled by the Trustees for the balance of the term.

     Section 6.4    Chairman and Vice Chairman of the Board.   The Trustees may
designate a Chairman of the Board and a Vice Chairman of the Board from among the Trustees. If there shall be a Chairman of the Board or a Vice-Chairman or the Board, the Chairman of the Board shall preside over the meetings of the Trustees and of the shareholders at which he shall be present and shall in general oversee all of the business and affairs of the Trust. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at such meetings at which he shall be present. The Chairman and the Vice Chairman of the Board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed. The Chairman of the Board and the Vice Chairman of the Board shall perform such other duties as may be assigned to him or

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them by the Trustees. In the absence of a Chairman of the Board and Vice
Chairman of the Board, the Chief Executive Officer or President of the Trust shall preside.

     Section 6.5 Chief Executive Officer. The Trustees may designate a Chief Executive Officer from among the elected officers. The Chief Executive Officer shall have responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the administration of the business affairs of the Trust. In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer shall preside over the meetings of the Trustees and of the shareholders at which he shall be present.

     Section 6.6 Chief Operating Officer. The Trustees may designate a Chief Operating Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the Chief Executive Officer.

     Section 6.7 Business Development Officer. The Trustees may designate a Chief Development Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the Chief Executive Officer.

     Section 6.8 Chief Financial Officer. The Trustees may designate a Chief Financial Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the Chief Executive Officer.

     Section 6.9 President. In the absence of the Chairman, the Vice Chairman of the Board and the Chief Executive Officer, the President shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Trustees, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trustees other than committees that are required to consist of independent members pursuant to these Bylaws, the Declaration, the rules and regulations of any governmental authority or national or regional securities exchange or The Nasdaq Stock Market, Inc. on which any class or series of securities of the Trust may be listed for trading. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Trustees from time to time.

     Section 6.10 Executive Vice Presidents or Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may

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be assigned to him by the President or by the Trustees. The Trustees may
designate one or more Vice Presidents as Executive Vice President or as Vice President for particular areas of responsibility.

     Section 6.11   Secretary.      The Secretary shall (a) keep the minutes of
the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Trustees.

     Section 6.12 Treasurer. The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees.

          The Treasurer shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the President and Trustees, at the regular meetings of the Trustees or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust.

          If required by the Trustees, the Treasurer shall give the trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

     Section 6.13 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Trustees. The Assistant Treasurers shall, if required by the Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Trustees.

     Section 6.14 Salaries. The salaries of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.

                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

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     Section 7.1    Contracts.  The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees.

     Section 7.2 Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust in such manner as shall from time to time be determined by the Trustees.

     Section 7.3 Deposits. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.

                                  ARTICLE VIII

                                     SHARES

     Section 8.1 Certificates. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class or series of beneficial interests held by him in the Trust. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number or letter series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

     Section 8.2    Transfers.      Certificates shall be treated as negotiable,
and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. No transfers of shares of the Trust shall be made if (i) void ab initio pursuant to any provision of the Declaration, (ii) the Board of Trustees, pursuant to any provision of the Declaration or other written agreement between or among any shareholder(s) and the Trust, shall have refused to permit the transfer of such shares, or (iii) the shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or under applicable state blue-sky or securities laws, unless exemptions from the registration requirements of the Act and applicable state blue-sky or securities laws are, in the opinion of counsel, satisfactory to the Trust, for the transferor, available. Permitted transfers of shares of the Trust shall be made on the share records of the Trust only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed share transfer power and the payment of all taxes thereon. Upon surrender to the Trust or the transfer agent of the Trust of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by any provision of the Declaration or by action of the Board of Trustees thereunder, it shall be the duty of the Trust to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 8.3 Replacement Certificate. Any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the officer designated by the Trustees may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     Section 8.4    Closing of Transfer Books or Fixing of Record Date.   The
Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

          In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

          If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

          When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

     Section 8.5 Share Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

     Section 8.6 Fractional Share; Issuance of Units. The Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

     Section 8.7 Agreements Restricting Transfer of Shares. The Board of Trustees may authorize the Trust to become party to agreements with shareholders and others relating to transfer, repurchase, and issuance, of shares of the Trust; provided, however, that such agreement must be filed with the Trust and all share certificates affected thereby shall have clearly imprinted thereon a legend containing such agreement or referring thereto.

                                   ARTICLE IX

                                  DISTRIBUTIONS

     Section 9.1 Authorization. Dividends and other distributions upon the shares of the Trust may be authorized and declared by the Board Trustees in their discretion, subject to the provisions of law and the Declaration or as required by law. Dividends may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration.

     Section 9.2 Contingencies. Before payment of any dividends, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                                      SEAL

     Section 10.1 Seal. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

     Section 10.2 Affixing Seal. Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

                                   ARTICLE XI

  INDEMNIFICATION AND ADVANCES FOR EXPENSES; RELIANCE ON CERTAIN INFORMATION

     Section 11.1 Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Trust, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify (a) any Trustee or officer or any former Trustee or officer (including among the foregoing, for all purposes of this Article XI and without limitation, any individual who, while a Trustee or officer and at the express request of the Trust, serves or has served another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, manager, member, partner or trustee of such corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, and (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,
(ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Trust shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee or officer or former Trustee or officer made a party to a proceeding by reason such status, provided that, the Trust shall have received

(i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on its behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee or officer or any former Trustee or officer who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

   Section 11.2 Payments by Trust. Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the "MGCL") for directors of Maryland corporations. The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

   Section 11.3 Nonexclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under Maryland law, the Declaration, any by-law, agreement, resolution of shareholders or trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   Section 11.4 Insurance. The Trust shall have power to purchase and maintain insurance on behalf of any person who is or was a trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a director, officer, partner, manager, member, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability under the specified statutory authority, the Declaration or the provisions of this Article XI.

   Section 11.5 Reliance on Certain Information. In performing his duties, a Trustee shall be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, in each case prepared or presented by any of the following:

           (a) One or more officers or employees of the Trust whom the Trustee reasonably believes to be reliable and competent in the matters presented.

           (b) A lawyer, certified public accountant or other person as to matters which a Trustee reasonably believes to be within the person's professional or expert competence.

           (c) A committee of the Board of Trustees upon which he does not serve, as to matters within its designated authority, which the Trustee reasonably relieves to merit confidence; provided however that a Trustee shall not be considered to be acting in good faith it he has any knowledge concerning the matter in question that would cause his reliance to be unwarranted.

                                   ARTICLE XII

            LIABILITY OF TRUSTEES AND RELATION OF OFFICERS TO TRUST

     Section 12.1 Fiduciary Relationship. Trustees and officers of the Trust shall discharge the duties of their respective positions in good faith, in a manner they reasonably believe to be in the best interests of the Trust and with the care which ordinarily prudent persons in like positions would use under similar circumstances.

     Section 12.2 Liability of Trustees to the Trust. The Trustees and officers of the Trust shall not be personally liable for monetary damages as such for any action except to the extent that (i) it is proved that any such person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

                                  ARTICLE XIII

                             MINUTES OF PROCEEDINGS

     There shall be kept at the principal office of the Trust an original or duplicate record of the proceedings of the shareholders and of the Trustees, and the original or a copy of its Bylaws, including all amendments or alterations thereof to date, together with other necessary and appropriate corporate records.

                                   ARTICLE XIV

                                WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the Declaration or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XV

                               AMENDMENT OF BYLAWS

     The Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws in accordance with Article IV hereof.

                                   ARTICLE XVI

                                  MISCELLANEOUS

     Section 16.1 Fiscal Year. The fiscal year of the Trust shall be as fixed by resolution of the Board of Trustees. If the Board of Trustees shall not do so, the Chief Executive Officer shall fix the fiscal year.

     Section 16.2 Designation of Presiding and Recording Officers. The Trustees or shareholders, at any meeting of Trustees or shareholders, as the case may be, shall have the right to designate any person, whether or not an officer, Trustee or shareholder to preside over, or record the proceedings of, such meeting.

     Section 16.3 Amendments and Supplements to Bylaws. All references to the Declaration shall include any amendments or supplements thereto.

     Section 16.4 Recording Amendments and Alterations. The text of all amendments and alterations to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or alteration.

                                  ARTICLE XVII

                     ADOPTION OF BYLAWS; RECORD OR AMENDMENT

         These Amended and Restated Bylaws have been adopted and filed with the undersigned to be effective as of the 3rd day of February, 1998.

                                            /s/ David S. Kay
                                            ------------------------------------
                                            David Kay, Secretary

                            AMENDMENT NO. 1 TO BYLAWS

                                       OF

                             CAPITAL AUTOMOTIVE REIT

          ARTICLE VI, SECTION 6.5. Chief Executive Officer. Section 6.5. Chief Executive Officer. be and hereby is deleted in its entirety and is replaced in its entirety with the following:

          "Section 6.5 Chief Executive Officer. The Trustees may designate a Chief Executive Officer from among the elected officers. The Chief Executive Officer shall have responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the administration of the business affairs of the Trust. Except as otherwise provided in the Declaration of Trust or ByLaws of the Company, the Restated Partnership Agreement or pursuant to resolutions adopted by the Board of Trustees, the Chief Executive Officer is authorized and empowered to decide all matters that are submitted to the Trust in its capacity as sole General Partner of Capital Automotive L.P. (the "Operating Partnership") and to decide all matters that are submitted to the Operating Partnership in its capacity as owner or general partner of any Partnership-Owned Entities (as defined in the Agreement of Limited Partnership of the Operating Partnership, as amended, restated and supplemented from time to time).

          The Secretary of Capital Automotive REIT be and hereby certifies that the foregoing Amendment No.1 to the ByLaws have been adopted and approved by the Board of Trustees of Capital Automotive REIT on this 2nd day of February 1999.

                                             /s/ John M. Weaver
                                            ------------------------------------
                                            John M. Weaver
                                            Secretary

[Seal]

                            AMENDMENT NO. 2 TO BYLAWS

                                       OF

                             CAPITAL AUTOMOTIVE REIT

    ARTICLE III.  MEETINGS OF SHAREHOLDERS. SECTION 3.4 Notice of Meetings.

    Section 3.4 Notice of Meetings be and hereby is deleted in its entirety and is replaced in its entirety with the following:

        "Section 3.4 Notice of Meetings. Written notice of every meeting of shareholders, stating the time and place thereof, shall be given as herein provided by, or at the direction of, the person authorized to call the meeting, to each shareholder of record entitled to vote at the meeting, not less than ten (10) nor more than ninety (90) days prior to the day named for the meeting, unless a greater period of notice is required by statute in a particular case. In the case of a special meeting of shareholders, the notice shall also set forth the purpose of the meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at any adjourned meeting, other than by announcement at the meeting at which such adjournment is taken. Except as set forth in Section 4.4, below, business to be conducted at any annual, special in lieu of annual or special meeting of shareholders may be proposed only by the Board of Trustees or by a shareholder who is entitled to vote at the meeting and who has filed his proposed item of business with the Secretary of the Trust within the time limits set forth in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or, if the Trust is not subject to the requirements of the Exchange Act or if no rule has been established, for the 2000 Annual Meeting at least forty-five (45) days and, beginning with the 2001 Annual Meeting and thereafter at least one-hundred and twenty (120) days, prior to the meeting date. Only the shareholder proposals specified in the notice of meeting may be brought before the meeting."

    The Secretary of Capital Automotive REIT be and hereby certifies that the foregoing Amendment No. 2 to the ByLaws have been adopted and approved by the Board of Trustees of Capital Automotive REIT on this 7th day of May 1999.

                                      /s/  JOHN M. WEAVER
                                     ----------------------------------
                                     John M. Weaver

                                    Secretary

[Seal]